SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2006
DOCUCORP INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-1033864	75-2690838

(State of incorporation)	(Commission File Number)	(IRS employment identification no.)
5400 LBJ Freeway, Suite 300
Dallas, Texas 75240
(Address of principal executive offices)
Registrant’s telephone number, including area code 214-891-6500
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01. Other Events.
     On February 14, 2006, we issued a press release announcing that we had repurchased 392,841 shares of our common stock at a price of $6.00 per share in a privately negotiated transaction. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following are filed as Exhibits to this Report.
     99.1           Press release dated February 14, 2006.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUCORP INTERNATIONAL, INC.
Date: February 15, 2006	By:	Michael D. Andereck
Michael D. Andereck
President and Chief Executive Officer

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